                                                                  Exhibit (n)(1)

                         CONSENT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
F&C/Claymore Preferred Securities Income Fund Incorporated:

We consent to the use of our report dated August 21, 2003, incorporated herein by reference, and to the references to our firm under the captions "COUNSEL AND INDEPENDENT ACCOUNTANTS" and "FINANCIAL STATEMENTS" in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

October 27, 2003